UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: July 16, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note

On July 19, 2024, Presto Automation Inc. (the “Company” or “we”) executed and issued to Remus Capital Series B II, L.P, an entity affiliated with Krishna Gupta, a member of our Board of Directors, a subordinated convertible note in the principal amount of $1,650,000 (the “July Note”) in consideration for a cash investment of $1,650,000 from Remus Capital.

PIK Interest. Interest on the July Note accrues monthly by increasing principal at a rate of 7.5% per annum. The interest rate shall increase to 12% in the case of an event of default.

Conversion. The July Note is convertible into 20,625,000 shares of common stock, par value $0.0001 per share (“Common Stock”), at the option of the holder at a conversion price of $0.08 per share. The conversion rate is subject to adjustment in connection with any stock split, stock dividend or similar action.

The July Note shall convert mandatorily into Common Stock at the then prevailing conversion price immediately prior to (a) a Restructuring Transaction, and (b) a Change of Control transaction with a financial investor (in each case, as such terms are defined in the July Note). For these purposes:

Conversion Cap. The total number of shares of Common Stock that can be issued upon conversion of the July Note and any other securities required to be aggregated with the July Note under applicable rules of the Nasdaq Stock Market (“Nasdaq”) is limited to 20% of the outstanding shares of the Company at the time of the conversion of the July Note. The Company cannot provide any assurance that its efforts to comply with Nasdaq Listing Rule 5635(d) will be successful since it is possible that this offering may be aggregated with other previous offerings. In addition, the Company’s shares are currently subject to delisting from Nasdaq, although the Company has filed an appeal.

Subordination. The July Note is subject to the terms and conditions of the indebtedness (the “Senior Indebtedness”) outstanding under the Credit Agreement (as defined below) and additional provisions set forth in the July Note, including, without limitation, (i) the July Note is subordinated to the prior payment in cash in full of the Senior Indebtedness, and (ii) no principal or interest may be paid in cash on the July Note prior to the repayment in cash in full of the Senior Indebtedness.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with the July Note holder (the “Registration Rights Agreement”) dated July 19, 2024. Under the Registration Rights Agreement, the Company is required to file a registration statement (“Registration Statement”) with the SEC within 90 days following the date of the Registration Rights Agreement for purposes of registering the resale of the shares of Common Stock issuable upon conversion of the July Note. The Company is also required to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as promptly as possible after the filing of the Registration Statement and no later than the earlier of (i) the 150th calendar day following the date of the Registration Rights Agreement and (ii) the 5th trading day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company is also required to use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”) until the earlier of (i) such time as all of the registrable securities covered by such Resale Registration Statement have been sold by the holders publicly or pursuant to Rule 144 or (ii) the date that all registrable securities covered by such Registration Statement may be sold by non-affiliates of the Company without volume or manner-of-sale restrictions under Rule 144, and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders.

Amendment to Cooperation Agreement

On July 19, 2024, the Company and Presto Automation LLC (the “Borrower”), the Company’s wholly owned subsidiary (the “Loan Parties”) entered into an amendment (the “Amendment”) to the Cooperation Agreement (as amended by the Amendment, the “Cooperation Agreement”), dated May 16, 2024, with Metropolitan Partners Group Administration, LLC, the administrative, payment and collateral agent (the “Agent”) under the Credit Agreement, dated as of September 21, 2022 (as amended, the “Credit Agreement”), Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”), and certain significant stockholders.

Payments of Interest and Reimbursement of Expenses. Pursuant to the Amendment, the Company is required to make a cash payment to the lenders on or before August 9, 2024 of (1) $375,000, which shall be applied in accordance with the Credit Agreement, and (2) $210,000 in respect of reimbursement of fees and expenses incurred by the Lenders. The failure to timely remit these amounts will be an event of default and shall automatically cause the Interest Rate (as defined in the Credit Agreement) under the Credit Agreement to increase to 18% per annum, effective as of May 16, 2024.

Extension to Forbearance Date and Related Terms

The Amendment provides that the Lenders will not exercise remedies as a result of certain continuing events of default under the Credit Agreement, subject to the following agreements and conditions (the “Forbearance”):

•	If the Company raises net cash proceeds equal to or greater than $1,500,000 in a private offering by July 22, 2024, the Agent and the Lenders agree to extend the Forbearance termination date (the “Termination Date”) to August 1, 2024;

•	If the Company raises additional net cash proceeds equal to or greater than of $2,000,000 (for a total of $3,500,000) or more by August 1, 2024, the Termination Date shall be automatically extended to August 15, 2024;

•	If the Company raises additional net cash proceeds equal to or greater than of $2,000,000 (for a total of $5,500,000) or more by August 15, 2024, the Termination Date shall be automatically extended to August 29, 2024; and

•	If the Company raises additional net cash proceeds equal to or greater than of $2,000,000 (for a total of $7,500,000) or more by August 29, 2024, the Termination Date shall be automatically extended to September 15, 2024.

Assuming continued Forbearance, the Lenders have agreed to engage in good faith discussions to conclude a binding written agreement (the “Offer”) with a third party submitted by any Loan Party or Significant Stakeholder (as defined in the Cooperation Agreement) to purchase all of the Lenders’ rights and obligations under the Loan Documents, provided that such Offer is (A) for a cash purchase price of at least $20.0 million, (B) accompanied by a binding commitment by the Borrower to issue one or more promissory notes to the Lenders (the “Convertible Notes”) in an aggregate principal amount equal to fifty percent (50%) of the outstanding balance of the Obligations (as defined in the Credit Agreement) less the proposed cash purchase price, which Convertible Notes shall be convertible into equity of the Company of the same class and on the same terms as are set out in that certain convertible subordinated note issued to Remus Capital Series B II, L.P. on January 30, 2024, and (C) accompanied by evidence, in form and substance satisfactory to Lenders in their sole discretion, reflecting that the Offer will provide us with operating capital of not less than $12.0 million, not including the cash purchase price described in subparagraph (A) above. To the extent that the operating capital contribution is less than $18.0 million, the amount of the convertible note set forth above will be increased by a dollar amount equal to the reduction in the operating capital contribution below $18.0 million

Development of Alternative Path

We have agreed to maintain a committee of independent directors to work with the Lenders on the development and execution of a strategic plan (the “Alternative Path”) to address our obligations under the Credit Agreement and the Cooperation Agreement, including directing our professional advisors to work with the Agent in the development and execution of the Alternative Path, including the identification and solicitation of additional financing sources. We have agreed to (i) provide access to properties, systems and access to various types of information as the Lenders Professionals reasonably request order to perform the agreed scope of work under any applicable engagement agreement or otherwise in connection with any Sale Process or Loan Sale and Agent’s and Lenders’ exercise of remedies; (ii) make reasonably available our directors, officers, employees and advisors; (iii) permit the Lender Professionals to conduct monitoring and evaluations of the Loan Parties’ finances, financial condition, business and operations in order to perform the agreed scope of work; (iv) furnish information when reasonably requested and permit the Lender Professionals to inspect and obtain copies, as available, from the Loan Parties’ books and records; (v) provide all information necessary or requested to populate a data room or otherwise facilitate due diligence by potential investors and/or purchasers; and (vi) provide timely updates to Agent, the Lenders, and the Lender Professionals on any changes in the business or expected financial performance that could reasonably be expected to have a material effect on the affairs of the Loan Parties.

Cooperation in Connection with Sale of the Company

The Loan Parties have agreed to cooperate and not impede the exercise of the Agent’s and Lenders’ rights and remedies under the Loan Documents (as defined in the Credit Agreement), including, among other things, the realization of their collateral and a potential sale process under Article 9 of the Uniform Commercial Code, a sale under section 363 of the Bankruptcy Code (as defined in the Cooperation Agreement), the appointment of a receiver, trustee or other custodian over all or any portion of the Loan Parties’ assets (any of the foregoing, a “Sale Process”), or to sell and assign the Assigned Interest (as defined in the Cooperation Agreement) or engage in discussions or negotiations with any other Person with respect to such a sale and assignment of the Assigned Interest (a “Loan Sale”), and the retention of professionals, including, but not limited to, investment bankers (such professionals, collectively, the “Lender Professionals”) to assist with any such Sale Process or Loan Sale. In the event of such outcome, it is likely that the holders of shares of our Common Stock will receive no value and the shares will become worthless.

Release from Claims

We, together with our past, present and future successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (in their capacities as such and not in any other capacity), and entities affiliated with Remus Capital and Presto CA LLC (an affiliate of Cleveland Avenue, LLC) together with their respective past, present and future successors and assigns released the Agent and the Lenders from any claims related to our forbearance agreement, the Credit Agreement and any Loan Documents.

Extension of Secured Promissory Note

On March 21, 2024, we issued to Presto CA LLC (“Presto CA”) a secured promissory note in the principal amount of $4.0 million (the “Note”), pursuant to which Presto CA made two loans totaling an aggregate of $4.0 million to us. The first loan was made on March 21, 2024 in the amount of $2.0 million and the second loan was made on March 30, 2024 in the amount of $2.0 million (the “Loans”). The Loans were originally to be repaid no later than May 15, 2024. Presto CA has agreed to extend the maturity of the Note to align with the termination of Forbearance as described above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 16, 2024, the Company held its Special Meeting of Stockholders (the “Special Meeting”). Set forth below are the voting results of the six proposals considered and voted upon at the Special Meeting, all of which were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 20, 2024 (the “Proxy Statement”).

Proposal 1 – To approve an amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as amended, to effect a reverse stock split of all of the issued and outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-25 to 1-for-100, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined at by the Board of Directors in its sole discretion.

For	Against	Abstain	Broker Non-Votes
74,092,568	11,927,723	36,555	-

Proposal 2 – To approve the issuance of shares of Common Stock in an amount in excess of 20.0% of the Company’s outstanding Common Stock, pursuant to the terms of certain Securities Purchase Agreement, dated October 10, 2023, and warrants to purchase Common Stock, dated October 16, 2023, issued to certain Metropolitan funds.

For	Against	Abstain	Broker Non-Votes
51,995,129	5,333,401	203,575	28,524,741

Proposal 3 – To approve the issuance of shares of Common Stock in an amount in excess of 20.0% of the Company’s outstanding Common Stock, pursuant to the terms of certain Common Stock Purchase Agreements, dated November 17, 2023.

For	Against	Abstain	Broker Non-Votes
52,071,686	5,344,473	115,946	28,524,741

Proposal 4 – To approve the potential issuance of shares of Common Stock underlying subordinated convertible notes and warrants in an amount in excess of 20.0% of the Company’s outstanding Common Stock, pursuant to the terms of certain Securities Purchase Agreements, dated January 29, 2024, and warrants to purchase Common Stock.

For	Against	Abstain	Broker Non-Votes
52,037,143	5,345,605	149,357	28,524,741

Proposal 5 – To approve the issuance of shares of Common Stock in an amount in excess of 20.0% of the Company’s outstanding Common Stock, pursuant to the terms of certain Securities Purchase Agreements, dated May 22, 2024.

For	Against	Abstain	Broker Non-Votes
52,115,470	5,260,352	156,283	28,524,741

Proposal 6 – To approve the issuance of shares of Common Stock to Triton Funds, LP (“Triton”), pursuant to that certain Common Stock Purchase Agreement, dated May 28, 2024, by and between the Company and Triton (as amended, the “CSPA”), which shares represent more than 20.0% of the Company’s issued and outstanding Common Stock as of immediately prior to the signing of the CSPA.

For	Against	Abstain	Broker Non-Votes
52,200,266	5,218,550	113,289	28,524,741

Item 8.01 Other Events

Liquidity Update

The Company projects that the net proceeds from the July Note, together with the Company’s other cash resources and projected revenues, are sufficient for the Company to sustain its operations through the end of July 2024. The Company is currently exploring alternatives to raise capital.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Form 8-K, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this Form 8-K or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this Form 8-K are subject to risks and uncertainties, including but not limited to, the Company’s ability to secure additional capital resources, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the SEC on October 11, 2023 and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this Form 8-K materialize or should underlying assumptions prove incorrect, actual results and outcomes could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Subordinated Convertible Note, dated as of July 19, 2024.
10.2	First Amendment to Cooperation Agreement, dated as of July 19, 2024, by and between Metropolitan Partners Group Administration, LLC, Presto CA LLC, Presto Automation Inc., and Presto Automation LLC.
10.3	Extension No. 2 to Senior Secured Promissory Note, dated as of July 19, 2024, by and between Presto Automation LLC, Presto Automation Inc., and Presto CA, LLC.
10.4	Registration Rights Agreement, dated as of July 19, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION, INC.

Date: July 22, 2024	By:	/s/ Susan Shinoff
		Name:	Susan Shinoff
		Title:	General Counsel and Corporate Secretary